Exhibit 12.1

April 14, 2016

Board of Directors

First Colebrook Bancorp, Inc.

132 Main Street

Colebrook, NH 03576

Re: “Tier 1” Regulation A Offering Statement on Form 1-A

Ladies and Gentlemen:

Introduction, Assumptions, Qualifications and Limitations:

We have acted as special counsel to First Colebrook Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the “Tier 1” Regulation A Offering Statement on Form 1-A (the “Offering Statement”) initially filed on or about April __, 2016, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Offering Statement relates to the proposed issuance by the Company of up to 238,095 shares of the Company’s common stock, par value $1.50 per share (the “Shares”) at the price of $21.00 per share. In the preparation of this opinion, we have examined and relied upon the originals or copies of (i) the Offering Statement and the form of Subscription Agreement included as an exhibit to the Offering Statement, (ii) the Certificate of Incorporation of the Company included as an exhibit to the Offering Statement, (iii) the Bylaws of the Corporation included as an exhibit to the Offering Statement, (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares being qualified under the Offering Statement as certified to us by the Secretary of the Company, and (v) the power of attorney pertaining to the filing of the Offering Statement signed by the Board of Directors and senior officers of the Company and included as an exhibit to the Offering Statement. We have also examined originals or copies of such corporate records, documents, certificates, and other agreements and instruments, and have conducted other such investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. This opinion is limited solely to the General Corporation Law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

Board of Directors First Colebrook Bancorp., Inc.

132 Main Street

Colebrook, NH 03576

Our Opinion:

For purposes of the following opinion, we have assumed that, prior to the offer or issuance of any Shares, the Offering Statement, as finally amended (the “Final Offering Statement”), will have become qualified under the Act. Based upon and subject to the foregoing, it is our opinion that when issued in accordance with the terms of the Final Offering Statement, the Shares will be validly issued, fully paid and non-assessable.

Consent to Filing of Opinion as Exhibit to Offering Statement:

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference of this firm under the caption “Legal Matters” in the Offering Circular forming a part of the Offering Statement. In giving such consent, we do not admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Gallagher, Callahan & Gartrell, P.C.

By:	/s/ Dodd S. Griffith
Dodd S. Griffith, a shareholder and director